News Release
FOR IMMEDIATE RELEASE

TEREX CORPORATION ANNOUNCES SECOND QUARTER 2017
FINANCIAL RESULTS CONFERENCE CALL

WESTPORT, CT, July 18, 2017 – Terex Corporation (NYSE:TEX) will host a one hour conference call to review its second quarter 2017 financial results on Wednesday, August 2, 2017 at 10:30 a.m. Eastern Time. John L. Garrison, Jr., President and Chief Executive Officer, will lead the call. The Company will release its financial results prior to the call.

A simultaneous webcast of this call will be available on the Company’s website. From the home page www.terex.com select Investor Relations and click on the webcast microphone link. Participants are encouraged to access the webcast 10 minutes prior to the starting time.

The call will also be archived in the Investor Relations section of www.terex.com.

Contact Information:
Terex Corporation
Brian J. Henry, Senior Vice President
Business Development & Investor Relations
Phone: (203) 222-5954
brian.henry@terex.com

About Terex:
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The Company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

###
Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com